UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THESECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 10, 2009

                        Commission File Number: 000-53748


                                   Arrin Corp.
             (Exact name of registrant as specified in its charter)

             Nevada                                              37-1558192
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

    3604 54th Drive West, Ste. K204
            Bradenton, FL                                          34210
(Address of principal executive offices)                         (Zip Code)

                                 (213) 381-7450
                (Issuer's Telephone Number, Including Area Code)

                          6986 LaJolla Blvd., Ste. 208
                               La Jolla, CA 92037
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230-425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240-14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On December 10, Stephan Liu acquired control of the Company by purchasing: a) four million common shares from one shareholder (the estate of William Willard, Controlling Shareholder); and, b) from four other shareholders, a total of one million common shares and five million warrants to purchase common shares. As a result, Mr. Liu beneficially owns 95.1 per cent of the voting securities of the Company. The amount of consideration for the purchase was $225,000 of Mr. Liu's personal funds. See the Company's Form 10 Filing with the Securities Exchange Commission on July 31, 2009 for further information about the Company. In connection with the purchase of control of the Company, the former board of directors of the Company reduced the exercise price of the warrants purchased by
M. Liu to $.001, and Stephan Liu and Gary L. Blum were appointed officers and directors of the Company, as described in Item 5.02, below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 10, 2009, Harold Hartley resigned as Director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company.

On December 10, 2009, Dr. Stephan Liu, 49, was appointed as Director, Chief Executive Officer and Chief Financial Officer.

On December 10, 2009, Gary L. Blum, 69, was appointed as a Director and
Secretary.

Dr. Stephen Liu is the founder, Chairman and CEO since 2007 of ChiMed, a dynamic health content provider for consumers in Asia. Dr. Liu joined UCLA's School of Medicine faculty full time in 1992 and its clinical staff in 1999 and served as a team physician staff member for UCLA Athletics for 8 years. In 1996, Dr Liu was awarded the highly coveted European Sports Medicine Traveling Fellow, and in 1997 he won the Cabaud Basic Science award for his research on estrogen and collagen metabolism. During that same period, Dr. Liu gave the first sports medicine lecture at the Shanghai Sports Academy, former home of Yao Ming, and has been providing medical education to China since then.

Dr. Liu graduated from the University of Southern California School of Medicine, and trained as an orthopedic surgeon specializing in Sports Medicine. During his tenure at UCLA, Dr. Liu was a clinical advisor to J&J, Innovative Devices as well as Stryker Greater China. In 1997 Dr. Liu served on the Board of Directors at American International Bank. In 2000, he founded InterBusiness Bank and during his 8-year tenure as Chairman, Dr. Liu raised over $65 million in private capital, and increased the bank's assets to over $600 million.

Mr. Blum established the Law Offices of Gary L. Blum in 1978. Mr. Blum has served as counsel for a wide variety of closely-held and public companies for nearly three decades. He also has extensive experience in the field of entertainment, having been counsel for the production and financing of over fifty motion pictures. Prior to becoming an attorney, he was a tenured professor of philosophy at the University of Nebraska, Omaha. Mr. Blum received his B.S., Magna Cum Laude, in Mathematics from Loras College in 1962; M.A. in Philosophy from the University of Notre Dame in 1966; and J.D. and M.B.A. degrees from the University of Southern California Gould School of Law and Marshall School of Business, respectively, in 1978.

ITEM 8.01 OTHER EVENTS

The Company's address has been changed to:  3604 54th Drive West
                                            Suite K204
                                            Bradenton, FL 34210

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
                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Arrin Corp.


Dated: December 16, 2009                /s/ Stephen Liu
                                        --------------------------------------
                                    By: Stephen Liu
                                        Chief Executive Officer



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